Exhibit 1A-1

EX1A- a. b. c. d. e. f. g. h. i. j. 10 / 27 / 2021 Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b 10 / 27 / 2021 Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b • o o ▪ ▪ ▪ o • o ▪ ▪ ▪ ▪ ▪ • o ▪ ▪ o ▪ Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Audit Trail Title File Name Document ID Audit Trail Date Format Status Rialto Markets Reg A Engagement Agreement - Atlis Motor... Reg A+ Tier 2 Eng...ober 2021 - $.pdf e4221b1264b0f32e109b62933b3b3c2988d28e5b MM / DD / YYYY Out For Signature 10 / 27 / 2021 17:10:40 UTC-4 Sent for signature to Annie Pratt (annie@atlismotorvehicles.com) and Joel Steinmetz (joel@rialtomarkets.com) from compliance@rialtomarkets.com IP: 173.54.35.233 10 / 27 / 2021 17:12:48 UTC-4 Viewed by Annie Pratt (annie@atlismotorvehicles.com) IP: 73.90.198.28 10 / 27 / 2021 17:21:37 UTC-4 Signed by Annie Pratt (annie@atlismotorvehicles.com) IP: 73.90.198.28 10 / 27 / 2021 This document has not been fully executed by all signers. 17:21:37 UTC-4 Atlis Motor Vehicle Inc._RegA+ All-In-One Solution_2500 Reference: 20211027-140439421 Quote created: October 27, 2021 Quote expires: November 26, 2021 Quote created by: Julien Phipps Chief Revenue Officer julien@koreconx.com +1 (647) 474-0085 Atlis Motor Vehicle Inc. 7259 E POSADA AVE Gilbert, AZ 85234 United States Annie Pratt President annie@atlismotorvehicles.com 9162395776 Comments from Julien Phipps Included in your KoreConX all-in-one RegA+ investment solution $2500/mth: A complete RegA+ End to End solution for your company’s offering: Private Label all-in-one platform Issuance Branded “Invest” button for your website Know Your Client (KYC) including ID verification and Anti-Money Laundering (AML) checks Payments processing *1 Automated subscription agreement completion IRA (TAPGoIRA investment option) *2 Compliance Management Compliance management for FINRA registered broker-dealer Completes KYC, ID, AML, and suitability requirements Manages the entire process (pending to closed) Cap Table Management Real-Time cap table Equity management All securities (shares, options, warrants, SAFE, Loans, Debenture, CrowdSafe, Promissory Notes) 409a, 820 Reports *3 Shareholder Management Send & manage reports, K1’s, NAV’s Send & manage news releases to shareholders Shareholder meeting planner, including eVoting BoardRoom & Document Management Manage all your corporate records in one place Minute book layout Unlimited documents Portfolio Management (for your shareholders) Manage pending investments Manage holdings eCerts View reports, news releases and meeting invites from company eVoting View shares, transfers, and secondary trading SEC Transfer Agent Unlimited shareholders Unlimited trades Unlimited transfers Manage your current and historical cap table *1-There is payment processing fees, that are paid by company *2-IRA services provided by New Direction Trust *3-409a, 820 reports provided for additional monthly fee as needed Products & Services Item & Description SKU Quantity Unit Price Total RegA+ All-In-One Solution_2500 RegA+ All-In-One Solution_2500 1 $2,500.00 / month $2,500.00 / month for 1 year Subtotals Monthly subtotal $2,500.00 Total $2,500.00 Purchase Terms Terms & Conditions One time setup fee paid upon signed Sales Order Monthly Subscription billing begins upon “SEC Qualified” Fill out the KoreConX all-in-one onboarding information form https://docs.google.com/forms/d/1cVZGXovubQ2aBIRtFN5zTuvNk7z8IITTOO-Xhd9F3PI/edit Sign the KoreConX All-In-One Investment Platform Agreement *Monthly Subscription paid each month via Credit Card. *One-time implementation fee $3500 WAIVED, paid upon receipt via Credit Card or Wire Transfer [ sig|req|signer1 ] Annie Pratt annie@atlismotorvehicles.com [ sig|req|signer2 ] Julien Phipps julien@koreconx.com Questions? Contact me Julien Phipps Chief Revenue Officer julien@koreconx.com +1 (647) 474-0085 KoreConX Suite 8500, One World Trade Centre New York, NY 10007 US